UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway		95403
Santa Rosa	CA
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Common Stock, par value $0.01 per share	KEYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)     Named Executive Officer Retirement
On September 30, 2020, Jay Alexander, Senior Vice President and Chief Technology Officer of Keysight Technologies, Inc., announced his intention to retire by December 31, 2021.
(c)    Appointment of Principal Operating Officer
Effective on October 1, 2020, the Board of Directors (the “Board”) of Keysight Technologies, Inc. (the “Company”) appointed Satish Dhanasekaran, 47, to serve as the Company’s Senior Vice President and Chief Operating Officer. From July 2017 to October 2020, Mr. Dhanasekaran served as Senior Vice President and President of the Communications Solution Group. From May 2016 to July 2017, Mr. Dhanasekaran served as Keysight’s Vice President and General Manager, Wireless Devices and Operators Business Unit. From June 2015 to May 2016, Mr. Dhanasekaran served as the General Manager of the Mobile Broadband Operation, and from November 2014 through June 2015, he led the marketing function for the Signal Analysis and Signal Sources Division.
In connection with Mr. Dhanasekaran’s appointment, the Compensation Committee of the Board of Directors (the “Committee”) approved an increase in his annual base salary to $675,000, effective October 1, 2020. The Committee also increased Mr. Dhanasekaran’s target award percentage under the Keysight Technologies Inc. Performance-Based Compensation Plan for Non-Covered Employees to 100% of Mr. Dhanasekaran’s annual base salary. In addition, the Committee granted Mr. Dhanasekaran (i) 472 time-based Restricted Stock Units (RSUs); and (ii) performance-based stock units of Keysight common stock in the target amount of 647 shares. The RSU and performance-based stock unit awards are subject to the standard terms and conditions of the Company’s forms of equity grant agreement under the Keysight Technologies, Inc., 2014 Stock Plan. The time-based RSUs will vest 25% per year and are fully vested on the fourth anniversary of the grant date. The performance-based stock unit award will vest on October 31, 2022 with the actual payout ranging between 0% and 200% of the target based on Keysight’s actual performance against performance metrics established by the Committee for the three-year period ending on October 31, 2022.
The Company issued a press release on October 1, 2020 announcing Mr. Dhanasekaran’s appointment as Chief Operating Officer and Mr. Alexander’s intention to retire from the Company by the end of 2021. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

The following is filed as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act:

Exhibit No.	Exhibit
99.1	Press release announcing the Chief Operating Officer appointment.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ JoAnn Juskie
	Name:	JoAnn Juskie
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: October 1, 2020

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release announcing the Chief Operating Officer appointment.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

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